UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2014

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	26-1607874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11825 Major Street, Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

(310) 915-9700

(Registrant’s telephone number, including area code)

Dignyte, Inc.

605 W Knox Rd., Suite 202, Tempe AZ, 85284

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2014, eWellness Healthcare Corporation (f/k/a Dignyte, Inc.) (the “Company”, “we”, “us”, “our”) held an initial closing of its private offering of up to $1,200,000 Series A Senior Convertible Redeemable Notes (the “Notes”) (such transaction, the “Offering”). The minimum amount of the Offering is $50,000.

Pursuant to the initial closing, we received aggregate gross proceeds of $202,500, which includes $130,000 we previously received pursuant to the promissory notes we issued for that same amount (the “Promissory Notes”) and which, by its terms, automatically converted into the securities issuable pursuant to the Offering, and issued an aggregate of convertible notes and warrants to purchase up to 578,571 shares of our common stock to four (4) accredited investors (collectively, the “Investors”).

The Notes are being offered on a “best efforts” basis in the Offering. The Notes pay a 12.0% cash coupon, payable at maturity (or upon conversion or redemption); accrued unpaid interest shall be payable in shares of the Company’s common stock, par value $0.001 (the “Common Stock” ) upon conversion at the option of the Investors. The Notes are senior in rank to any other debt and may not be subordinated to any other debt of the Company, without the appropriate consent from the Note holders. The Notes are secured by the Company’s assets, including cash flow. Following the date that the Securities and Exchange Commission declares a Registration Statement registering the shares of our common stock underlying the Notes and Warrants (as hereafter defined) effective, the Notes may be converted by the Investors into shares of Common Stock (the shares of Common Stock underlying the Notes are hereinafter referred to as the “Note Shares”) at a conversion price of $0.35 per share (the “Conversion Price”). In the event the Common Stock shall be listed on a U.S. stock exchange and trade, as determined by the daily closing price, for twenty (20) consecutive trading days at or above $1.50 per share, we may redeem the Notes, in cash or shares of common stock and the holder may elect to convert the Notes into Common Stock at the Conversion Price. Upon an Event of Default, which event shall remain un-remedied for a period of sixty (60) days, the Investors shall have the option to require the Company to redeem its outstanding Notes at a price equal to 150% of the principal amount being redeemed, plus any accrued and unpaid interest. As long as any of the Notes shall remain outstanding, the Investors shall be extended standard anti-dilution protection with respect to stock splits, stock dividends and recapitalizations affecting any outstanding Notes. Each investor shall also receive a warrant (the “Warrants”) to purchase that number of shares of Common Stock as is equal to 100% of the number of Common Stock underlying the investor’s Note (such shares of common stock underlying the Warrants are hereinafter referred to as the “Warrant Shares”) at an exercise price of $0.35 per share (the “Exercise Price”).

We also agreed to register the shares of Common Stock underlying the Notes and Warrants in a registration statement on Form S-1, which we hope to do within the next thirty days. The loan evidenced by the Note is also secured by all of our assets, including all proceeds from and in respect thereof, as well as our cash flows, pursuant to a Security and Pledge Agreement.

The foregoing descriptions of the Securities Purchase Agreement, Note, Warrant, Registration Rights Agreement and Security and Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full form of each such agreement, which are attached as exhibits to this Report and incorporated by reference herein.

The Note and the Warrant have been attached as exhibits to this Current Report on Form 8-K solely in order to provide investors and security holders with information regarding their terms. It is not intended to provide any other financial information about the Company or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Note and the Warrant were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Note and the Warrant, may be subject to limitations agreed upon by the parties thereto and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Note and the Warrant, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Item 1.01 of this Current Report on Form 8-K, which to the extent required by Item 3.02 of Form 8-K, such disclosures are incorporated by reference into this Item 3.02.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Securities Purchase Agreement dated December 23, 2014+
10.2	Form of 12% Senior Convertible Promissory Note+
10.3	Form of Series A Warrant Agreement+
10.4	Form of Registration Rights Agreement+
10.5	Form of Security Agreement+

+ Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

eWellness Healthcare Corporation

Date: January 6, 2015	By:	/s/ Darwin Fogt
Darwin Fogt, Chief Executive Officer